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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                              KINDER MORGAN ENERGY
                                 PARTNERS, L.P.

Kinder Morgan Canada Company
Kinder Morgan Texas Pipeline GP, Inc.
KM Texas Pipeline, L.P.
Kinder Morgan North Texas Pipeline, L.P.
Kinder Morgan Texas Gas Services LLC
Kinder Morgan Transmix Company, LLC
Kinder Morgan Interstate Gas Transmission LLC
Kinder Morgan Trailblazer, LLC
CGT Trailblazer, LLC
Kinder Morgan NGL, L.P.
Kinder Morgan Texas Pipeline, L.P.
MidTex Gas Storage Company, LLP
Kinder Morgan Operating L.P. "A"
Kinder Morgan Operating L.P. "B"
Kinder Morgan CO2 Company, L.P.
Trailblazer Pipeline Company
Kinder Morgan Bulk Terminals, Inc.
Western Plant Services, Inc.
Dakota Bulk Terminal, Inc.
Delta Terminals Services LLC
HBM River Plant, Inc.
River Consulting, Inc.
Milwaukee Bulk Terminals, Inc.
Queen City Terminals, Inc.
Kinder Morgan Port Terminals USA LLC
Elizabeth River Terminals LLC
Nassau Terminals LLC
Fernandina Marine Construction Management LLC
Kinder Morgan Port Manatee Terminal LLC
Kinder Morgan Port Sutton Terminal LLC
Pinney Dock & Transport LLC
Trimark Engineers/Contractors, Inc.
Kinder Morgan Operating L.P. "C"
Kinder Morgan Operating L.P. "D"
SFPP, L.P.
Kinder Morgan Liquids Terminals LLC
Kinder Morgan Pipeline LLC
Kinder Morgan Tank Storage Terminals LLC
Central Florida Pipeline LLC
Calnev Pipe Line LLC
Kinder Morgan Las Vegas LLC
Globalplex Partners, Joint Venture
Colton Processing Facility
Laser Materials Services, LLC